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                                                                    EXHIBIT 10.6

                 SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

EXECUTIVE COMPENSATION

On February 15, 2005, after consideration of presentations and recommendations of management and independent compensation consultants, and such other matters and information as deemed appropriate, the Compensation Committee (the "Committee") of the Board of Directors of the Company approved the following bonuses for 2004 and set the following salaries for 2005 for the named executive officers set forth in the table below:

                                                      AMOUNT OF              AMOUNT OF
EXECUTIVE OFFICER               TITLE                2004 BONUS             2005 SALARY
-------------------       -----------------          ----------             ------------
David H. Lissy            CEO                        $  294,000             $  280,000
Mary Ann Tocio            President and COO          $  294,000             $  280,000
Elizabeth J. Boland       CFO and Treasurer          $  120,000             $  210,000
Stephen I. Dreier         CAO and Secretary          $   55,572             $  190,800


Cash Incentive Plan. The Committee adopted a cash incentive plan for named executive officers for 2005 (the "Bonus Plan"). Pursuant to the Bonus Plan, each named executive officer is eligible for an annual target cash bonus award equal to the percentage of annual salary set forth in the table below (the "Base Bonus"). In addition to the Base Bonus, the Chief Executive Officer and President and Chief Operating Officer are eligible to receive up to 150% of the Base Bonus for significant overachievement of performance expectations (the "Incremental Bonus"), providing the Chief Executive Officer and President and Chief Operating Officer with a maximum bonus potential of up to 105% of their annual salary. No specific performance criteria or specific performance goals have been established under the Bonus Plan. Instead, awards will be made at the Committee's discretion.

                                       BASE BONUS           INCREMENTAL BONUS
        EXECUTIVE OFFICER          (% OF 2005 SALARY)       (% OF 2005 SALARY)
        -----------------          ------------------       ------------------
        David H. Lissy                     70%                       35%
        Mary Ann Tocio                     70%                       35%
        Elizabeth J. Boland                50%                       N/A
        Stephen I. Dreier                  30%                       N/A